UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2009

POWERSAFE TECHNOLOGY CORP.
--------------------------------------------------------------
(Exact name of Registrant as specified in its charter)

Delaware --------------------------------- (State or other jurisdiction of incorporation)	333-143645 ------------------------------- (Commission File Number)	98-0522188 ------------------------------------- (IRS Employer Identification No.)

1400 Coney Island Avenue, Brooklyn, NY 11230
(Address of principal executive offices)

718-951-8021
(Registrant's Telephone Number, Including Area Code)

_____________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of April 1, 2009, the Board of Directors of the Company appointed Mikhail Leibov as a director to serve until his successor is duly appointed and qualified. He acted as a consultant to the Company since February 2009. He will become a director of ATI as well.

Mikhail Leibov served as Chairman and President of IDT Telecom from December 2006 through April 2008.  From 1995 to 2007 Mr. Leibov founded and was the CEO and Chairman of the Board of Corbina Telecom, one of the largest telecom carriers in Russia providing a wide range of telecommunications services.

In consideration for his services as a director and consultant to the Company and ATI, Mr. Leibov will be compensated at the rate of $100 per hour and will receive 833 shares of the Company's common stock per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 1, 2009

POWERSAFE TECHNOLOGY CORP.

By.	/s/ Jack Mayer
Name:	Jack Mayer
Title:	President